Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints Steven A. Cossé and Walter K. Compton, and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable in order to enable Murphy Oil Corporation to comply with the Securities Act of 1933, as amended (the “1933 Act”) and any requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with the filing with the Commission of the registration statement on Form S-3 under the 1933 Act, as amended, including specifically but without limitation, power and authority to sign the name of the undersigned to such registration statement, and any amendments to such registration statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ William C. Nolan, Jr. William C. Nolan, Jr.	Chairman and Director	September 2, 2009

/s/ David M. Wood David M. Wood	President and Chief Executive Officer and Director (Principal Executive Officer)	September 2, 2009

/s/ Frank W. Blue Frank W. Blue	Director	September 2, 2009

/s/ Claiborne P. Deming Claiborne P. Deming	Director	September 2, 2009

/s/ Robert A. Hermes Robert A. Hermes	Director	September 2, 2009

/s/ James V. Kelley James V. Kelley	Director	September 2, 2009

/s/ R. Madison Murphy R. Madison Murphy	Director	September 2, 2009

/s/ Ivar B. Ramberg Ivar B. Ramberg	Director	September 2, 2009

/s/ Neal E. Schmale Neal E. Schmale	Director	September 2, 2009

Signature	Title	Date

/s/ David J.H. Smith David J.H. Smith	Director	September 2, 2009

/s/ Caroline G. Theus Caroline G. Theus	Director	September 2, 2009

/s/ Kevin G. Fitzgerald Kevin G. Fitzgerald	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	September 2, 2009

/s/ John W. Eckart John W. Eckart	Vice President and Controller (Principal Accounting Officer)	September 2, 2009

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